Exhibit 3.6

BY-LAWS

of

ERIC COMPANY

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1. Principal Office. The principal office shall be at 100 West Tenth Street, in the city of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Corporation Trust Company.

Section 2. Other Offices. The corporation may also have an office or offices at such other place or places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the corporation require.

ARTICLE II

STOCKHOLDERS’ MEETING

Section 1. Annual Meetings. The annual meeting of the stockholders of the corporation, commencing with the year 1975, shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be determined by the Board of Directors and as shall be designated in the notice of said meeting, on the third Wednesday of the month of November of each year (or if said day be a legal holiday, then on the next succeeding day not a legal holiday), for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

If the election of directors shall not be held on the day designated herein for any annual meeting, or any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be. At such meeting the stockholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

The place and time of such meeting for the election of directors shall not be changed within sixty days next before the day on which the election is to be held. A notice of any such change shall be given to each stockholder at least twenty days before the election is held, in person or by letter mailed to him at his post-office address last known to the Secretary of the Corporation.

Section 2. Special Meetings. Special meetings of the stockholders shall be held at the principal office of the corporation in the State of Delaware, or at such other place within or without the State of Delaware as may be designated in the notice of said meeting, upon call of the Board of Directors or of the President or any Vice-President, and shall be called by the President or any Vice-President or the Secretary at the request in writing of stockholders owning at least a majority of the issued and outstanding capital stock of the corporation entitled to vote thereat.

Section 3. Notice and Purpose of Meetings. Notice of the purpose or purposes and of the time and place within or without the State of Delaware of every meeting of stockholders shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary and a copy thereof shall be served, either personally or by mail or by any other lawful means, not less than ten days before the meeting, upon each stockholder of record entitled to vote at such meeting.

Section 4. Quorum. A quorum at all meetings of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy, except as otherwise provided by law or the Certificate of Incorporation. In the absence of a quorum at any meeting or any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. Organization. Meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice-President, or if neither the President nor a Vice-President is present, by a chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall choose any person present to act as secretary of the meeting.

Section 6. Voting. Except as otherwise provided in the By-Laws, the Certificate of Incorporation, or in the laws of the State of Delaware, at every meeting of the stockholders, each stockholder of the corporation entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by him and registered in his name on the books of the corporation at the time of such meeting. Except as otherwise required by statute, by the Certificate of Incorporation or these By-Laws, or in electing directors, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority in interest of the stockholders of the corporation present in person or by proxy at such meeting and entitled to vote thereat, a quorum being present. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast thereat shall elect.

Section 7. List of Stockholders. A complete list of stockholders entitled to vote at the ensuing election, arranged in alphabetical order, and the number of voting shares held by each shall be prepared by the Secretary, or other officer of the corporation having charge of said stock ledger, and filed in the office where the election is to be held, at least ten days before every election, and shall, during the usual hours for business, and during the whole time of said election, be open to the examination of any stockholder.

Section 8. Inspectors of Election. At all elections of directors, or in any other case in which inspectors may act, two inspectors of election shall be appointed by the chairman of the meeting, except as otherwise provided by law. The inspectors of election shall take and subscribe an oath faithfully to execute the duties of inspectors at such meeting with strict impartiality, and according to the best of their ability, and shall take charge of the polls and after the vote shall have been taken shall make a certificate of the result thereof, but no director or candidate for the office of director shall be appointed as such inspector. If there be a failure to appoint inspectors or if any inspector appointed be absent or refuse to act, or if his office become vacant, the stockholders present at the meeting, by a per capita vote, may choose temporary inspectors of the number required.

ARTICLE III

DIRECTORS

Section 1. Powers, Number, Qualification, Term, Quorum and Vacancies. The property, affairs and business of the corporation shall be managed by its Board of Directors, consisting of no less than three nor more than seven persons. Except as hereinafter provided, directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve for one year and until the election and qualification of his successor.

Directors need not be stockholders.

A majority of the members of the Board of Directors then acting, but in no event less than one-third nor less than two of the number of directors authorized, acting at a meeting duly assembled, shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice, from time to time until a quorum shall have been obtained.

In case one or more vacancies shall occur in the Board of Directors by reason of death, resignation or otherwise, except in so far as otherwise provided in the case of a vacancy or vacancies occurring by reason of removal by the stockholders, the remaining directors, although less than a quorum, may, by a majority vote, elect a successor or successors for the unexpired term or terms.

Section 2. Meetings. Meetings of the Board of Directors shall be held at such place within or outside the State of Delaware as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held at such times as may from time to time be fixed by resolution of the Board of Directors, and special meetings may be held at any time upon the call of the President or any Vice-President or the Secretary or any two directors by oral, telegraphic or written notice duly served on or sent or mailed to each director not less than two days before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders. Notice need not be given of regular meetings of the Board of Directors. Meetings may be held at any time without notice if all the directors are present, or if at any time before or after the meeting those not present waive notice of the meeting in writing.

ARTICLE IV

OFFICERS

Section 1. Number. The Board of Directors, as soon as may be after the election thereof held in each year, shall elect a President, a Secretary and a Treasurer, and from time to time may appoint one or more Vice-Presidents and such Assistant Secretaries, Assistant Treasurers and such other officers, agents and employees as it may deem proper. Any two officers, except the offices of President and Vice-President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person. The President shall be chosen from among the directors.

Section 2. Term and Removal. The term of office of all officers shall be one year and until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy, in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Powers and Duties. The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. The Vice-President or Vice-Presidents, the Assistant Secretary or Assistant Secretaries and the Assistant Treasurer or Assistant Treasurers shall, in the order of their respective seniorities, in the absence or disability of the President, Secretary or Treasurer, respectively, perform the duties of such officer and shall generally assist the President, Secretary or Treasurer respectively.

ARTICLE V

CERTIFICATES OF STOCK

Section 1. Form and Transfers. The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Certificate of Incorporation as the Board of Directors may from time to time prescribe.

Transfers of shares of the capital stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

The certificates of stock shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation. Such seal may be a facsimile, engraved or printed.

Section 2. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the corporation for a period not exceeding fifty days before any stockholders’ meeting, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not more than fifty days before the date of any meeting of stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which stockholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, rights or interests.

ARTICLE VI

FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and shall end on the last day of December next following, unless otherwise determined by the Board of Directors.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the corporation shall consist of two concentric circles, between which shall be the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, “Corporate Seal, Delaware”.

ARTICLE VIII

AMENDMENTS

The By-Laws of the corporation shall be subject to alteration, amendment or repeal, and new By-Laws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the holders of a majority in interest of the stockholders of the corporation present in person or by proxy at any annual or special meeting of the stockholders and entitled to vote thereat a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend or repeal such By-Laws be included in the notice of such meeting of the Board or the stockholders, as the case may be. By-Laws made, altered, or amended by the Board may be altered, amended, or repealed by the stockholders at any annual or special meeting thereof.

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